Filed Pursuant to Rule 424(b)(7)
Registration No. 333-275303

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated November 28, 2023

Preliminary Prospectus Supplement (To the Prospectus dated November 3, 2023)

Las Vegas Sands Corp.

$2,000,000,000 of Common Stock

The Selling Stockholders identified in this prospectus supplement are offering $2.0 billion of shares of Las Vegas Sands Corp. common stock, par value $0.001 per share. We will not receive any of the proceeds from the sale of the shares being sold by the Selling Stockholders. The Selling Stockholders will pay underwriting discounts and commissions in respect of the sale of these shares.

Concurrently with the closing of this offering, the Company expects to repurchase up to $250 million of shares of common stock from the underwriters at a price per share equal to the public offering price, less underwriting discounts and commissions (the “Share Repurchase”). See “Summary-Concurrent Share Repurchase.” The completion of the Share Repurchase is conditioned on the closing of this offering. The closing of this offering is not conditioned on the completion of the Share Repurchase.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “LVS.” The closing price of the common stock as reported on the NYSE on November 27, 2023 was $48.56 per share.

	Per share	Total
Public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds to the Selling Stockholders, before expenses	$	$

(1)

No discounts or commissions are payable to the underwriters in connection with the up to $250 million of shares of common stock to be repurchased by us pursuant to the Share Repurchase. We have agreed to reimburse the underwriters for certain expenses in connection with this offering. See “Underwriting.”

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page S-9 of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about December    , 2023.

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities

November    , 2023

PROSPECTUS SUPPLEMENT

PROSPECTUS

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of two parts. The first part is this prospectus supplement, which contains specific information about the Selling Stockholders and the terms on which the Selling Stockholders are offering and selling shares of our common stock. The second part is the accompanying prospectus, which gives more general information, some of which may not apply to this offering.

To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement. The information contained in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein or therein prepared by us or on our behalf is accurate only as of the date of the respective document regardless of the time of delivery of such document or any sale of the common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

To understand the terms of the securities offered by this prospectus supplement, you should carefully read this prospectus supplement and the accompanying prospectus. You should also read the documents referred to under the heading “Where You Can Find More Information” for information regarding us and the business conducted by us.

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that Las Vegas Sands Corp., a Nevada corporation, has filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Unless expressly stated or the context otherwise requires, references in this prospectus supplement to “Las Vegas Sands,” the “Company,” “we,” “us,” “our” or similar references mean Las Vegas Sands Corp. and include our consolidated subsidiaries where the context so requires. References in this prospectus supplement to the “Selling Stockholders” means Dr. Miriam Adelson and The Miriam Adelson Trust.

The securities offered hereby have not been recommended by any United States federal or state securities commission or regulatory authority. Furthermore, the foregoing authorities have not confirmed the accuracy or determined the adequacy of this document. Any representation to the contrary is a criminal offense.

We, the Selling Stockholders and the underwriters (or any of their respective affiliates) have not authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement or the accompanying prospectus. We, the Selling Stockholders and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you.

The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompany prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement and the accompanying prospectus come are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock to which they relate, nor do this prospectus supplement and the accompanying prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 with respect to the shares of common stock being sold in this offering. This prospectus supplement and the accompanying prospectus constitute a part of that registration statement. This prospectus supplement and the accompanying prospectus do not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our shares of common stock being sold in this offering, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus supplement and the accompanying prospectus regarding the contents of any agreement, contract or other document referred to are not necessarily complete; reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You may read and obtain a copy of the registration statement without charge at the SEC’s website. The SEC’s website address is www.sec.gov.

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are required to file reports and other information with the SEC. You can obtain copies of this material without charge at the SEC’s website noted above. We furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered public accounting firm. We maintain a website at www.sands.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement forms a part, and you should not rely on any such information in making your decision whether to purchase our shares of common stock.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus supplement, and later information we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus supplement:

•

Our Annual Report on Form 10-K for the year ended December 31, 2022 (filed February  3, 2023), including portions of our Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of stockholders (filed March 31, 2023) to the extent specifically incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 (filed April 21, 2023), June 30, 2023 (filed July 21, 2023) and September 30, 2023 (filed October 20, 2023);

•

Our Current Reports on Form 8-K filed on January 31, 2023 (Item 1.01 and 9.01), February  22, 2023 (Item 5.02), March  23, 2023 (Item 1.01), May  12, 2023 (Item 1.01 and 9.01) and May 12, 2023 (Item 5.07); and

•

The description of our common stock contained in our Registration Statement on Form 8-A, filed with the SEC on December  8, 2004, and any amendment or report filed for the purpose of updating such description, including Exhibit 4.17 to our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 3, 2023.

All documents and reports we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus supplement until the closing of this offering under this prospectus supplement shall be deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference. The information contained on or accessible through our website (www.sands.com) is not incorporated into this prospectus supplement or the accompanying prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Las Vegas Sands at the following address:

Las Vegas Sands Corp.

5420 S. Durango Dr.

Las Vegas, Nevada 89113

Attention: Investor Relations

Telephone: (702) 923-9000

You should assume the information in this prospectus supplement and the accompanying prospectus is accurate only as of the date on its cover page and any information we have incorporated or will incorporate by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not, except as so modified or superseded, be deemed to constitute a part of this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into this prospectus supplement contain forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this prospectus supplement and the documents incorporated by reference into this prospectus supplement, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our Company or management, are intended to identify forward-looking statements. Although we believe that these forward-looking statements are reasonable, we cannot assure you that any forward-looking statements will prove to be correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, those discussed under “Risk Factors” or otherwise discussed in our most recent annual report on Form 10-K and in our other filings made from time to time with the SEC. These factors also include, among others, the risks associated with:

•	our ability to maintain our Concession in Macao and gaming license in Singapore;

•	our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures;

•	the ability to execute our previously announced capital expenditure programs and produce future returns;

•

general economic and business conditions internationally, which may impact levels of disposable income, consumer spending, group meeting business, pricing of hotel rooms and retail and mall tenant sales;

•	uncertainty about the pace of recovery of travel and tourism in Asia from the impacts of the COVID-19 pandemic;

•

disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases, political instability, civil unrest, terrorist activity or war;

•	the uncertainty of consumer behavior related to discretionary spending and vacationing at our Integrated Resorts (as defined below) in Macao and Singapore;

•	the extensive regulations to which we are subject and the costs of compliance or failure to comply with such regulations;

•

new developments and construction projects at our existing properties (for example, development at our Cotai Strip properties and the MBS Expansion Project (as described in the documents that we have filed with the SEC, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q));

•

regulatory policies in China or other countries in which our patrons reside, or where we have operations, including visa restrictions limiting the number of visits or the length of stay for visitors from China to Macao, restrictions on foreign currency exchange or importation of currency, and the judicial enforcement of gaming debts;

•	the possibility that the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong;

•

the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao;

•

our leverage, debt service and debt covenant compliance, including the pledge of certain of our assets (other than our equity interests in our subsidiaries) as security for our indebtedness and ability to refinance our debt obligations as they come due or to obtain sufficient funding for our planned, or any future, development projects;

•	fluctuations in currency exchange rates and interest rates, and the possibility of increased expense as a result;

•	increased competition for labor and materials due to planned construction projects in Macao and Singapore and quota limits on the hiring of foreign workers;

•

our ability to compete for limited management and labor resources in Macao and Singapore, and policies of those governments that may also affect our ability to employ imported managers or labor from other countries;

•	our dependence upon properties primarily in Macao and Singapore for all of our cash flow and the ability of our subsidiaries to make distribution payments to us;

•	the passage of new legislation and receipt of governmental approvals for our operations in Macao and Singapore and other jurisdictions where we are planning to operate;

•	the ability of our insurance coverage to cover all possible losses that our properties could suffer and the potential for our insurance costs to increase in the future;

•	our ability to collect gaming receivables from our credit players;

•	the collectability of our outstanding loan receivable;

•	our dependence on chance and theoretical win rates;

•	fraud and cheating;

•	our ability to establish and protect our intellectual property rights;

•	reputational risk related to the license of certain of our trademarks;

•	the possibility that our securities may be prohibited from being traded in the U.S. securities market under the Holding Foreign Companies Accountable Act;

•	conflicts of interest that arise because certain of our directors and officers are also directors and officers of Sands China;

•

government regulation of the casino industry (as well as new laws and regulations and changes to existing laws and regulations), including gaming license regulation, the requirement for certain beneficial owners of our securities to be found suitable by gaming authorities, the legalization of gaming in other jurisdictions and regulation of gaming on the internet;

•	increased competition in Macao, including recent and upcoming increases in hotel rooms, meeting and convention space, retail space, potential additional gaming licenses and online gaming;

•	the popularity of Macao and Singapore as convention and trade show destinations;

•	new taxes, changes to existing tax rates or proposed changes in tax legislation;

•	the continued services of our key officers;

•	any potential conflict between the interests of our Principal Stockholders and us;

•	labor actions and other labor problems;

•	our failure to maintain the integrity of our information and information systems or comply with applicable privacy and data security requirements and regulations;

•	the completion of infrastructure projects in Macao;

•	limitations on the transfers of cash to and from our subsidiaries, limitations of the pataca exchange markets and restrictions on the export of the renminbi;

•	the outcome of any ongoing and future litigation; and

•	potential negative impacts from environmental, social and governance and sustainability matters.

You should read carefully this prospectus supplement, the accompanying prospectus and the information incorporated by reference as described under the heading “Incorporation of Certain Documents by Reference,” completely and with the understanding that our actual future results may be materially different from what we expect. We hereby qualify all of our forward-looking statements by these cautionary statements.

SUMMARY

The following summary contains basic information about us and this offering that is contained elsewhere in this prospectus supplement, the accompanying prospectus or the documents that are incorporated by reference herein and therein. Because it is a summary, it does not contain all the information that may be important to you and your investment decision. Before making an investment decision, you should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein carefully, including the sections entitled “Risk Factors” in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein, including the financial statements and the accompanying notes contained in such documents. Some of the statements in this following summary constitute forward-looking statements. See “Forward-Looking Statements.”

About Las Vegas Sands Corp.

We are the leading global developer and operator of destination properties (“Integrated Resorts”) that feature premium accommodations, world-class gaming, entertainment and retail malls, convention and exhibition facilities, celebrity chef restaurants and other amenities.

We currently own and operate Integrated Resorts in Macao and Singapore. We believe our geographic diversity, best-in-class properties and convention-based business model provide us with the best platform in the hospitality and gaming industry to continue generating growth and cash flow while simultaneously pursuing new development opportunities. Our unique convention-based marketing strategy allows us to attract business travelers during the slower mid-week periods while leisure travelers occupy our properties during the weekends. Our convention, trade show and meeting facilities, combined with the on-site amenities offered at our Macao and Singapore Integrated Resorts, provide flexible and expansive space for meetings, incentives, conventions and exhibitions.

For more information about us, including a description of our business, financial condition, results of operations and other important information regarding our Company, we refer you to our filings with the SEC incorporated by reference in this prospectus supplement and the accompanying prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

Corporate Information

We are organized under the laws of the state of Nevada. Our principal executive office is located at 5420 S. Durango Dr., Las Vegas, Nevada 89113. Our telephone number at that address is (702) 923-9000. Our website address is www.sands.com. The information on our website is not part of this prospectus supplement.

Concurrent Share Repurchase

Concurrently with the closing of this offering, we expect to repurchase up to $250 million of shares of common stock from the underwriters at a price per share equal to the public offering price, less underwriting discounts and commissions. The completion of the Share Repurchase is conditioned on the closing of this offering. The closing of this offering is not conditioned on the completion of the Share Repurchase. Any shares repurchased by the Company in the Share Repurchase will thereafter cease to be outstanding and will be retained as treasury shares or cancelled. We currently intend to use cash on hand to fund the Share Repurchase. The Share Repurchase is part of our existing share repurchase authorization. The Company’s board of directors previously authorized a $2.0 billion common stock repurchase program, of which approximately $255 million of shares of common stock have been repurchased as of the date hereof. After giving effect to the Share Repurchase, assuming we repurchase approximately $250 million of shares of common stock, approximately $1.495 billion would remain available for future repurchases under our share repurchase program. The share repurchase program expires on November 3, 2025.

THE OFFERING

Common Stock Offered by the Selling Stockholders	41,186,161 shares based on an assumed public offering price of $48.56 per share, the last reported sale price of our common stock on the NYSE on November 27, 2023.

Common Stock Outstanding after this Offering and the Share Repurchase	754,004,128 shares based on an assumed public offering price of $48.56 per share (without giving effect to underwriting discounts and commissions), the last reported sale price of our common stock on the NYSE on November 27, 2023.(1)

Share Repurchase	Concurrently with the closing of this offering, the Company expects to repurchase up to $250 million of shares (or 5,148,270 shares in the aggregate, based on an assumed public offering price of $48.56 per share (without giving effect to underwriting discounts and commissions), the last reported sale price of our common stock on the NYSE on November 27, 2023) of common stock from the underwriters. The price per share of shares of common stock repurchased from the underwriters will be equal to the public offering price, less underwriting discounts and commissions. The completion of the Share Repurchase is conditioned on the closing of this offering. The closing of this offering is not conditioned on the completion of the Share Repurchase.

Use of Proceeds	We will not receive any of the proceeds from the sale of common stock by the Selling Stockholders. We have been advised by the Selling Stockholders that they currently intend to use the net proceeds from this offering, along with additional cash on hand, to fund the purchase of a majority interest in a professional sports franchise pursuant to a binding purchase agreement, subject to customary league approvals.

Dividends	In April 2020, the Company suspended its quarterly dividend program due to the impact of the COVID-19 Pandemic. The Company resumed its dividend program on August 16, 2023 and paid a dividend of $0.20 per share of common stock in the third quarter of the fiscal year ending December 31, 2023 and $0.20 per share of common stock in the fourth quarter of the fiscal year ending December 31, 2023. We expect to pay quarterly dividends each quarter; however, the amount of dividends, if any, that we pay to our stockholders is determined by our board of directors, at its discretion, and is dependent on a number of factors, including our financial position, results of operations, cash flows, capital requirements and restrictions under our credit agreements, and will be in compliance with applicable law. We cannot guarantee the amount of dividends paid in the future, if any. See “Dividend Policy.”

Risk Factors	Investing in our common stock involves significant risks. You should read carefully the information set forth under “Risk Factors” herein and in the documents incorporated herein by reference for a discussion of factors that you should consider before deciding to invest in our common stock.

NYSE Symbol	“LVS.”

(1)

The number of shares of our common stock to be outstanding immediately after this offering is based on 759,152,398 shares of our common stock outstanding as of November 15, 2023, and excludes 1,858,941 shares of our common stock reserved as of November 15, 2023 for issuance under the Company’s Amended and Restated 2004 Equity Award Plan.

RISK FACTORS

An investment in our common stock involves certain risks. Before making an investment decision, you should carefully consider the following risks and all of the other information included in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. In particular, before deciding whether to invest in our common stock, you should carefully consider the risk factors and the discussion of risks contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2023, June 30, 2023 and September 30, 2023, as well as the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein.

Risks Related to this Offering and our Common Stock

The market price of our common stock may decline after this offering.

The price per share of common stock sold in this offering may be greater or less than the market price of our common stock on the date this offering is consummated. If the purchase price is greater than the market price at the time of sale, purchasers may experience an immediate decline in the market value of the common stock purchased in this offering. If the actual purchase price is less than the market price for the common stock, some purchasers in this offering may be inclined to immediately sell shares of common stock to attempt to realize a profit. Any such sales, depending on the volume and timing, could cause the price of our common stock to decline. Additionally, because stock prices generally fluctuate over time, there is no assurance that purchasers of shares of our common stock in this offering will be able to sell shares after this offering at a price that is equal to or greater than the actual purchase price. Purchasers should consider these possibilities in determining whether to purchase shares in this offering and the timing of any sales of common stock. In addition to the factors described in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and incorporated by reference herein, other factors that could affect the market price of our common stock include, but are not limited to, those referenced under “Forward-Looking Statements” above and the following:

•	market conditions in the broader stock market in general, or in our industry in particular;

•	actual or anticipated fluctuations in our quarterly financial and operating results;

•	introduction of new products and services by us or our competitors;

•	issuance of new or changes in securities analysts’ reports or recommendations;

•	our inability to meet the financial estimates of analysts who follow our company;

•	strategic actions by us or our competitors, such as acquisitions, restructurings, significant contracts, joint marketing relationships, joint ventures or capital commitments;

•	sales of large blocks of our common stock;

•	additions or departures of key personnel;

•	changes in accounting standards, policies, guidance, interpretations or principles;

•	perceptions of the investment opportunity associated with our common stock relative to other investment alternatives;

•	the public reactions to our press releases, other public announcements and filings with the SEC;

•	any increased indebtedness we may incur in the future;

•	regulatory developments;

•	actions by institutional stockholders;

•	litigation and governmental investigations; and

•	economic and political conditions or events.

These and other factors may cause the market price and demand for our common stock to fluctuate substantially, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock. The stock market in general has from time to time experienced extreme price and volume fluctuations, including in recent months. In addition, in the past, when the market price of a stock has been volatile, holders of that stock have instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. Such a lawsuit could also divert the time and attention of our management from our business.

There may be future sales or other dilution of our equity, which may adversely affect the market price of our common stock.

We are not restricted from issuing additional common stock or preferred stock, subject to the underwriting agreement entered into with the underwriters in connection with this offering, including any securities that are convertible into or exchangeable for, or that represent the right to receive, common stock or preferred stock or any substantially similar securities. In addition, pursuant to the Second Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), the Selling Stockholders have the right to request additional offerings for the resale of shares of our common stock held by the Selling Stockholders and their affiliates during the term of the Registration Rights Agreement (subject to the underwriting agreement entered into with the underwriters in connection with this offering). The market price of our common stock could decline as a result of sales of a large number of shares of our common stock in the market after this offering, by us, the Selling Stockholders or other of our stockholders, or the perception that such sales could occur.

In addition, Goldman Sachs & Co. LLC and BofA Securities, Inc. may, in their sole discretion, release all or some portion of the shares subject to lock-up agreements at any time and for any reason. Sales of a substantial number of such shares upon expiration of the lock-up and market stand-off agreements, the perception that such sales may occur, or early release of these agreements, could cause our market price to fall or make it more difficult for you to sell your shares of common stock at a time and price that you deem appropriate.

If securities or industry analysts do not publish research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline.

The trading market for our common stock relies in part on the research and reports that industry or financial analysts publish about us or our business. We do not control these analysts. Furthermore, if one or more of the analysts who do cover us downgrade our stock or our industry, or change their views regarding the stock of any of our competitors, or publish inaccurate or unfavorable research about our business, the price of our stock could decline. If one or more of these analysts stop covering us or fail to publish reports on us regularly, we could lose visibility in the market, which in turn could cause our stock price or trading volume to decline.

Prior to the closing of this offering and the completion of the Share Repurchase, the Principal Stockholders beneficially owned, in the aggregate, a majority of our outstanding common stock, and will continue to beneficially own approximately 52.0% of our outstanding common stock after the sale of shares in this offering and the Share Repurchase.

As of the date of this prospectus supplement, prior to the closing of this offering and the completion of the Share Repurchase, Dr. Miriam Adelson, collectively with other parties including the trusts and other entities for the benefit of Dr. Adelson’s family members and/or other trust beneficiaries that constitute a “group” for purposes of SEC rules (collectively, the “Principal Stockholders”) beneficially owned an aggregate of 433,144,273 shares of our common stock, or approximately 57.0% of the outstanding shares. Following this offering and the Share Repurchase, the Principal Stockholders will beneficially own an aggregate of 391,958,112 shares of our outstanding common stock, or approximately 52.0% (based on an assumed public offering price of $48.56 per share, the last reported sale price of our common stock on the NYSE on November 27, 2023). Accordingly, the Principal Stockholders will continue to have the power to exercise substantial influence over us and on matters requiring approval by our stockholders, including the election of directors, the approval of mergers and other significant corporate transactions. This concentration of ownership may make it more difficult for other stockholders to effect substantial changes in our Company and may also have the effect of delaying, preventing or expediting, as the case may be, a change in control of our Company.

Anti-takeover provisions in our charter documents and Nevada law could discourage delay or prevent a change of control of our Company and may affect the trading price of our common stock.

We are a Nevada corporation and the anti-takeover provisions of the Nevada Revised Statutes may discourage, delay or prevent a change of control by limiting the voting rights of control shares acquired in a control share acquisition. In addition, our articles of incorporation and bylaws may discourage, delay or prevent a change in our management or control over us that stockholders may consider favorable. Among other things, our articles of incorporation and bylaws:

•	authorize the issuance of “blank check” preferred stock that could be issued by our board of directors in response to a takeover attempt;

•	provide that vacancies on our board of directors, including newly created directorships, may be filled only by a majority vote of directors then in office; and

•	limit who may call special meetings of stockholders.

These provisions could have the effect of delaying or preventing a change of control, whether or not it is desired by, or beneficial to, our stockholders.

These and other provisions in our articles of incorporation and bylaws under Nevada law could discourage potential takeover attempts, reduce the price investors might be willing to pay in the future for shares of our common stock and result in the trading price of our common stock being lower than it would be without these provisions. For additional information on these provisions see “Description of Capital Stock” in the accompanying prospectus.

USE OF PROCEEDS

We will not receive any proceeds from the sale of our common stock being offered hereby, and all proceeds from this offering will be received by the Selling Stockholders. We have been advised by the Selling Stockholders that they currently intend to use the net proceeds from this offering, along with additional cash on hand, to fund the purchase of a majority interest in a professional sports franchise pursuant to a binding purchase agreement, subject to customary league approvals.

DIVIDEND POLICY

In April 2020, the Company suspended its quarterly dividend program due to the impact of the COVID-19 Pandemic. The Company resumed its dividend program on August 16, 2023 and paid a dividend of $0.20 per share of common stock in the third quarter of the fiscal year ending December 31, 2023 and $0.20 per share of common stock in the fourth quarter of the fiscal year ending December 31, 2023.

We expect to pay quarterly dividends each quarter; however, the amount of dividends, if any, that we pay to our stockholders is determined by our board of directors, at its discretion, and is dependent on a number of factors, including our financial position, results of operations, cash flows, capital requirements and restrictions under our credit agreements, and will be in compliance with applicable law. We cannot guarantee the amount of dividends paid in the future, if any.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of our common stock by the Selling Stockholders. We will not receive any proceeds from the resale of common stock by the Selling Stockholders. The table below is based on information provided to us by the Selling Stockholders as of the date of this prospectus supplement.

The amounts and percentages of our common stock beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial” owner of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Based upon information provided by the Selling Stockholders, except as disclosed, none of the Selling Stockholders has had any position, office or other material relationship with us or our affiliates within the past three years.

	Shares Beneficially Owned Prior to This Offering and the Share Repurchase		Number of Shares Offered Hereby	Shares Beneficially Owned After This Offering and Share Repurchase
Name of Selling Stockholders	Number	%(1)		Number	%(1)(2)
Dr. Miriam Adelson(3)(4)(5)	393,188,851	51.8%	6,480,883	386,707,968	51.3%
The Miriam Adelson Trust(3)(6)	34,705,278	4.6%	34,705,278	—	—

(1)

The number of shares of our common stock is based on 759,152,398 shares of our common stock outstanding as of November 15, 2023, and excludes 1,858,941 shares of our common stock reserved as of November 15, 2023 for issuance under the Company’s Amended and Restated 2004 Equity Award Plan.

(2)

“Shares Beneficially Owned After This Offering and the Share Repurchase assumes the completion of the Share Repurchase of 5,148,270 shares of our common stock concurrently with the closing of this offering (based on an assumed public offering price of $48.56 per share (without giving effect to underwriting discounts and commissions), the last reported sale price of our common stock on the NYSE on November 27, 2023). The completion of the Share Repurchase is conditioned on the closing of this offering. The closing of this offering is not conditioned on the completion of the Share Repurchase.”

(3)

Dr. Miriam Adelson and The Miriam Adelson Trust, collectively with Irwin Chafetz and the other trusts and other entities for the benefit of Dr. Adelson’s family members and/or other trust beneficiaries, constitute a “group” that, as of the date of this prospectus supplement, collectively beneficially owned 433,144,273 shares of our common stock, or 57.0% of our common stock outstanding, for purposes of SEC rules. This amount includes options to purchase 694,738 shares of our common stock held by The Miriam Adelson Trust. Each of the foregoing persons may be deemed to beneficially own certain shares beneficially owned by the other persons in such “group.”

(4)

This amount includes (a) 53,387,792 shares of our common stock held by Dr. Adelson, (b) 41,568,761 shares of our common stock held by trusts or custodial accounts for the benefit of Dr. Adelson’s family members and/or other trust beneficiaries (“Adelson Family Trusts”), including 34,010,540 shares of our common stock held by The Miriam Adelson Trust, over which Dr. Adelson, as trustee or in another fiduciary capacity, retains sole voting control and dispositive power, (c) 225,918,350 shares of our common stock held by Adelson Family Trusts over which Dr. Adelson, as trustee, shares dispositive power, of which 2,208,548 of these shares, Dr. Adelson also shares voting control, (d) 59,052,500 shares of our common stock held by the Adelson Family Trusts over which Dr. Adelson, as trustee, has sole dispositive control, but no voting power, (e) options to purchase 694,738 shares of our common stock held by The Miriam Adelson Trust, over which Dr. Adelson, as trustee, has sole voting and dispositive control and (f) 12,566,710 shares of our common stock held by an entity over which Dr. Adelson, as manager, has sole voting and dispositive control.
(5)	We have employed Dr. Adelson since February 2021 as Co-Founder and Special Advisor to the Company, and from August 1990 to February 2021 as the Director of Community Involvement.
(6)	This amount reflects (a) 34,010,540 shares of our common stock held by The Miriam Adelson Trust and (b) options to purchase 694,738 shares of our common stock held by The Miriam Adelson Trust.

U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our common stock by Non-U.S. Holders (defined below). This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder, rulings and official pronouncements of the Internal Revenue Service (“IRS”), and judicial decisions, all as in effect on the date of this offering memorandum and all of which are subject to change and differing interpretations, possibly with retroactive effect. This discussion addresses tax considerations only for holders that purchase our common stock pursuant to this offering and that hold such stock as a “capital asset” as defined in the Code (generally, property held for investment). Moreover, this discussion is for general information only and does not address all of the tax consequences that may be relevant to specific investors in light of their particular circumstances or to investors subject to special treatment under U.S. federal income tax laws (such as banks, insurance companies, regulated investment companies, real estate investment trusts, tax-exempt entities, dealers in securities, traders in securities that elect to use a mark-to-market method of accounting or persons subject to special tax accounting rules as a result of any item of gross income with respect to our common stock being taken into account in an “applicable financial statement,” brokers, expatriates, entities or arrangements treated as partnerships or other pass-through entities or arrangements for U.S. federal income tax purposes, and partners or members therein, controlled foreign corporations, passive foreign investment companies, persons that own, or are deemed to own, more than 5% of our outstanding common stock (except to the extent specifically set forth below), persons that hold our common stock as part of a straddle, hedge, conversion transaction or other integrated investment, persons whose functional currency is not the U.S. dollar, persons subject to the alternative minimum tax or persons deemed to sell our common stock under the constructive sale provisions of the Code), all of whom may be subject to tax rules that differ significantly from those summarized below. The discussion below does not address U.S. federal estate and gift tax considerations, the Medicare tax or the effect of any state, local or foreign tax law.

PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE TAX CONSEQUENCES TO THEM OF THE OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK, INCLUDING THE APPLICABILITY OF U.S. FEDERAL, STATE OR LOCAL TAX LAWS, NON-U.S. TAX LAWS OR INCOME TAX TREATIES.

For purposes of this summary, a “Non-U.S. Holder” is a beneficial owner of our common stock, other than an entity treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

A “U.S. Holder” is a beneficial owner of our common stock that, for U.S. federal income tax purposes, is or is treated as:

•	a citizen or individual resident of the United States;

•	a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust (1) if a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions, or (2) that has in effect a valid election to be treated as a United States person for U.S. federal income tax purposes.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our common stock, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding our common stock and each of its partners should consult their tax advisors as to the tax consequences of holding and disposing of our common stock.

Distributions on Our Common Stock

Distributions (if any) on our common stock will constitute dividends for U.S. federal income tax purposes to the extent of the Company’s current or accumulated earnings and profits as determined under the Code. Dividends received by a Non-U.S. Holder with respect to our common stock will generally be subject to U.S. withholding tax at a rate of 30% unless such dividends are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) or the Non-U.S. Holder provides proper certification of its eligibility for a reduced rate under an applicable income tax treaty (generally on IRS Form W-8BEN, W-8BEN-E or applicable successor form). Distributions that exceed the Company’s current or accumulated earnings and profits will reduce the Non-U.S. Holder’s adjusted basis in its common stock (but not below zero). Any excess will be treated as gain realized on the sale or other taxable disposition of our common stock and will be treated as described under “—Sale or Other Disposition of Our Common Stock” below.

Non-U.S. Holders should expect that the gross amount of any distributions with respect to our common stock will generally be subject to U.S. withholding tax unless the applicable withholding agent elects to withhold a lesser amount based on a reasonable estimate of the amount of the distribution that would be treated as a dividend.

Dividends that are effectively connected with a Non-U.S. Holder’s conduct of a trade or business within the United States (and, if an applicable income tax treaty so requires, are attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States) will generally not be subject to U.S. withholding tax if the Non-U.S. Holder complies with applicable certification and disclosure requirements (generally by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty).

Sale or Other Disposition of Our Common Stock

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain realized upon the sale or other disposition of our common stock, unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and if an applicable income tax treaty so requires, is attributable to a permanent establishment maintained by the Non-U.S. Holder in the United States), in which case the gain will generally be subject to U.S. federal income tax on a net income basis at the regular graduated U.S. federal income tax rates generally applicable to U.S. Holders and, in the case of corporate Non-U.S. Holders, may also be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty);

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met, in which case the gain, which may be offset by U.S. source capital losses in certain circumstances, will generally be subject to U.S. federal income tax at a rate of 30%; or

•

the Company is, or at any point during the shorter of the five-year period ending on the date of disposition and the Non-U.S. Holder’s holding period has been, a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and, if our common stock is “regularly traded on an established securities market,” the Non-U.S. Holder held, directly or indirectly, at any time during such period, more than 5% of the issued and outstanding common stock, in which case the gain will generally be subject to tax on a net income basis as gain that is effectively connected with the

Non-U.S. Holder’s conduct of a trade or business in the United States as described in the first bullet above.

The Company believes it is not and has not been a USRPHC at any point during the past five years, and it does not anticipate that it will become a USRPHC in the foreseeable future.

Foreign Account Tax Compliance Act

Under the Foreign Account Tax Compliance Act and the regulations and administrative guidance promulgated thereunder (“FATCA”), withholding at a rate of 30% will generally be required on payments of dividends in respect of our common stock held by or through certain foreign financial institutions (including investment funds), unless such institution otherwise qualifies for an exemption or (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the U.S. and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country, or other guidance, may modify these requirements. Similarly, in certain circumstances, dividends in respect of our common stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will in turn provide to the IRS. Accordingly, the entity through which an investor holds our common stock will affect the determination of whether withholding under the rules described in this paragraph is required. No additional amounts will be paid to holders in respect of any amounts withheld. Prospective investors should consult their tax advisors regarding the possible implications of these rules on an investment in our common stock.

UNDERWRITING

The Company, the Selling Stockholders and the underwriters named below have entered into an underwriting agreement with respect to the shares being offered. Subject to certain conditions, each underwriter has severally agreed to purchase the number of shares indicated in the following table, which includes the shares subject to the Share Repurchase. Goldman Sachs & Co. LLC and BofA Securities, Inc. are the representatives of the underwriters (the “Representatives”).

Underwriters	Number of Shares
Goldman Sachs & Co. LLC
BofA Securities, Inc.

Total

The underwriters are committed to take and pay for all of the shares being offered, if any are taken.

Concurrently with the closing of this offering, we have agreed to repurchase up to $250 million of shares of common stock from the underwriters at a price per share equal to the public offering price, less underwriting discounts and commissions. For more information, see “Summary—Concurrent Share Repurchase.” The completion of the Share Repurchase is conditioned on the closing of this offering. The closing of this offering is not conditioned on the completion of the Share Repurchase.

The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriters by the Selling Stockholders.

Paid by the Selling Stockholders

Per Share(1)	$
Total	$

(1)

The underwriting discount for the $2.0 billion of shares of our common stock sold to the public is $             per share. No discounts or commissions are payable to the underwriters in respect of the up to $250 million of shares of our common stock being repurchased by us pursuant to the Share Repurchase.

Shares sold by the underwriters to the public will be offered at the price to public set forth on the cover of this prospectus supplement. Any shares sold by the underwriters to securities dealers may be sold at a discount of up to $             per share from the public offering price. If all the shares are not sold at the public offering price, the Representatives may change the offering price and the other selling terms. This offering of the shares by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.

The Company estimates that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $2.0 million and payable by us. We have agreed to reimburse the underwriters for certain expenses in connection with this offering.

Our common stock is listed on NYSE under the symbol “LVS.”

The Company has agreed that, without the prior written consent of the Representatives, it will not, during the period ending 90 days after the date of this prospectus supplement (the “Lock-Up Period”): (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any shares of the Company’s common stock that are substantially similar to the shares of the Company’s common stock being offered, including but not limited to any options or warrants to purchase shares of the Company’s common stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of the Company’s common stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Company’s common stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of the Company’s common stock or such other securities, in cash or otherwise.

The restrictions described in the paragraph above do not apply, subject in certain cases to various conditions (including the transfer of the Lock-Up Restrictions, as such term is defined below), to: (a) the shares to be sold hereunder or issued pursuant to employee stock incentive plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus supplement; (b) the issuance by the Company of options to purchase shares of common stock and other equity incentive compensation, including restricted stock or restricted stock units pursuant to employee stock option plans or similar plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus supplement; or (c) any shares of common stock issued upon the exercise of options granted under such stock option or similar plans existing on, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this prospectus supplement.

The Company’s directors, certain of its executive officers, the Selling Stockholders and their affiliated trust entities holding approximately 94% of the shares owned by the Adelson family (collectively, the “Lock-up Parties”), have agreed that, without the prior written consent of the Representatives, they will not, or cause or direct any of their affiliates to, during the period ending 90 days (in the case of the directors and officers) and 365 days (in the case of the Selling Stockholders) after the date of this prospectus supplement: (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of the Company’s common stock, or any options or warrants to purchase any shares of the Company’s common stock, or any securities convertible into, exchangeable for or that represent the right to receive shares of the Company’s common stock (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the Lock-Up Party; (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the Lock-up Party or someone other than the Lock-up Party), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any shares of the Company’s common stock, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of the shares of the Company’s common stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”); or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above (clauses (i) through (iii) above, collectively the “Lock-Up Restrictions”).

The Lock-Up Restrictions will not apply, subject in certain cases to various conditions (including the transfer of the Lock-Up Restrictions); (i) as one or more bona fide gifts or charitable contributions, (ii) upon death by will, testamentary document, intestate succession or the law of descent, (iii) to any member of the Lock-Up Party’s immediate family or to any trust for the direct or indirect benefit of the Lock-Up Party, (iv) to a partnership, limited liability company or other entity of which the Lock-Up Party is the legal and beneficial owner, (v) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement, (vi) to the Company from an employee of the Company upon death, disability or termination of employment, (vii) if the undersigned is not an officer or director of the Company, in connection with a sale of the Lock-Up Party’s shares of Common Stock acquired from the Underwriters in the offering or in open market transactions after the closing date of the offering, (viii) to the Company in connection with the vesting, settlement or exercise of restricted stock units, options, warrants or other rights to purchase shares of Common Stock (including, in each case, by way of “net” or “cashless” exercise) that are scheduled to expire or automatically vest during the lock-up period, or in connection with any receipt of shares of Common Stock upon the “net” or “cashless” exercise of options, (ix) in the case of the Selling Stockholders, in the event of the death of Dr. Miriam Adelson or a member of her immediate family, in order to raise cash to pay any death or transfer taxes (including, but not limited to, estate taxes, generation-skipping transfer taxes and inheritance taxes) (x) in connection with the establishment of a trading plan adopted pursuant to Rule 10b5-1 under the Exchange Act on or after the date of the lock-up agreement, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of this offering, involving a change of control of the Company, (xii) in connection with any sales made pursuant to a trading plan adopted pursuant to Rule 10b5-1 of the Exchange Act prior to the date of the lock-up agreement.

In connection with the offering, the Representatives may purchase and sell shares of common stock in the open market. These transactions may include short sales and purchases to cover positions created by short sales. Short sales involve the sale by the Representatives of a greater number of shares than it is required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchase. The Representatives will need to cover any short sale by purchasing shares in the open market. The Representatives likely to create a short position if they are concerned that there may be downward pressure on the price of the common stock in the open market after pricing that could adversely affect investors who purchase in the offering.

Purchases to cover a short position, as well as other purchases by the Representatives for their own account, may have the effect of preventing or retarding a decline in the market price of the company’s stock, and may maintain or otherwise affect the market price of the common stock. As a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. The Representatives are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

The underwriters and their respective affiliates are full-service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities.

From time to time, certain of the underwriters and/or their respective affiliates may provide investment banking services to the Company and the Selling Stockholders. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve the Company’s securities and the Selling Stockholders. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments. The underwriters and their affiliates have in the past engaged, currently engage and may in the future engage, in transactions with and perform services for, including commercial banking, financial advisory and investment banking services, us and our affiliates, including the Selling Stockholders, in the ordinary course of business for which they have received or will receive customary fees and expenses.

The Company and the Selling Stockholders have agreed to indemnify the several underwriters against certain liabilities, including liabilities under the Securities Act.

A prospectus in electronic format may be made available on websites maintained by one or more underwriters participating in this offering. The Representatives may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders.

Internet distributions will be allocated by the representatives to underwriters that may make Internet distributions on the same basis as other allocations.

Selling Restrictions

Notice to prospective investors in the European Economic Area

In relation to each EEA Member State (each a “Relevant Member State”), no shares of common stock have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that the shares of common stock may be offered to the public in that Relevant Member State at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation) subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the shares of common stock will require the Company and/or Selling Stockholders or any Bank to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Each person in a Relevant Member State who receives any communication in respect of, or who acquires any shares of common stock under the offering contemplated hereby will be deemed to have represented, warranted and agreed to and with each of the underwriters and their affiliates and the Company that:

(a)	it is a qualified investor within the meaning of the Prospectus Regulation; and

(b)

in the case of any shares of common stock acquired by it as a financial intermediary, as that term is used in Article 5 of the Prospectus Regulation, (i) the shares of common stock acquired by it in the offering have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant Member State other than qualified investors, as that term is defined in the Prospectus Regulation, or have been acquired in other circumstances falling within the points (a) to (d) of Article 1(4) of the Prospectus Regulation and the prior consent of the Representatives has been given to the offer or resale; or (ii) where the shares of common stock have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares of common stock to it is not treated under the Prospectus Regulation as having been made to such persons.

The Company, the underwriters and their affiliates, and others will rely upon the truth and accuracy of the foregoing representation, acknowledgement and agreement. Notwithstanding the above, a person who is not a qualified investor and who has notified the Representatives of such fact in writing may, with the prior consent of the Representatives, be permitted to acquire shares of common stock in the offering.

Notice to prospective investors in the United Kingdom

This prospectus supplement and any other material in relation to the shares of common stock described herein is only being distributed to, and is only directed at, and any investment or investment activity to which this prospectus supplement relates is available only to, and will be engaged in only with persons who are (i) persons having professional experience in matters relating to investments who fall within the definition of investment professionals in Article 19(5) of the FPO; or (ii) high net worth entities falling within Article 49(2)(a) to (d) of the FPO; (iii) outside the UK; or (iv) persons to whom an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of any shares of common stock may otherwise lawfully be communicated or caused to be communicated, (all such persons together being referred to as “Relevant Persons”). The shares of common stock are only available in the UK to, and any invitation, offer or agreement to purchase or otherwise acquire the shares of common stock will be engaged in only with, the Relevant Persons. This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person in the UK. Any person in the UK that is not a Relevant Person should not act or rely on this prospectus supplement or any of its contents.

No shares of common stock have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of common stock which has been approved by the Financial Conduct Authority, except that the shares of common stock may be offered to the public in the United Kingdom at any time:

(a)	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;

(b)

to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the Representatives for any such offer; or

(c)	in any other circumstances falling within Section 86 of the FSMA.

provided that no such offer of the shares of common stock will require the Company and/or any underwriters or any of their affiliates to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares of common stock in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase or subscribe for any shares of common stock and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

Each person in the UK who acquires any shares of common stock in the Offer or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with the Company, the underwriters and their affiliates that it meets the criteria outlined in this section.

Notice to prospective investors in Canada

The shares of common stock may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions, and Ongoing Registrant Obligations. Any resale of the shares of common stock must be made in accordance with an exemption form, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with the offering.

Notice to prospective investors in Israel

This prospectus supplement does not constitute a prospectus as defined under the Israeli Securities Law (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the shares of common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum (as it may be amended from time to time, the “Addendum”), to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum, collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of the meaning of same and agree to it.

Notice to prospective investors in Hong Kong

The common stock may not be offered or sold in Hong Kong by means of any document other than in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong), or Companies (Winding Up and Miscellaneous Provisions) Ordinance, or which do not constitute an invitation to the public within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or Securities and Futures Ordinance, or (ii) to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder, or (iii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance, and no advertisement, invitation or document relating to the shares of common stock may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to shares of common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” in Hong Kong as defined in the Securities and Futures Ordinance and any rules made thereunder.

Notice to prospective investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our common stock may not be circulated or distributed, nor may our common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the SFA)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where our common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation will not be transferable for 6 months after that corporation has acquired our common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (Regulation 32).

Where our common stock is subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust will not be transferable for 6 months after that trust has acquired our common stock under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than $200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

Notice to prospective investors in Japan

The shares of common stock have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The securities may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

Notice to prospective investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority, or DFSA. This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this prospectus supplement. The shares of common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares of common stock should conduct their own due diligence on such shares. If you do not understand the contents of this prospectus supplement, you should consult an authorized financial advisor.

Notice to prospective investors in Switzerland

The shares of common stock may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (SIX) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares of common stock or this offering may be publicly distributed or otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to this offering, our company or the shares of common stock has been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares of common stock will not be supervised by, the Swiss Financial Market Supervisory Authority and the offer of shares of common stock has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (CISA). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares of common stock.

Notice to prospective investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, or ASIC, in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of shares of our common stock may only be made to persons, or Exempt Investors, who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer shares of our common stock without disclosure to investors under Chapter 6D of the Corporations Act.

The shares of our common stock applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares of our common stock must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

LEGAL MATTERS

The validity of the shares of common stock to be sold in this offering will be passed upon for us by D. Zachary Hudson, Esq., Executive Vice President and Global General Counsel of the Company. Certain other legal matters will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York. Certain legal matters will be passed upon for the Selling Stockholders by Milbank LLP, New York, New York and Maupin, Cox & LeGoy, A Professional Corporation, Reno, Nevada.

EXPERTS

The financial statements of Las Vegas Sands Corp. as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, incorporated by reference in this prospectus, and the effectiveness of Las Vegas Sands Corp.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports. Such financial statements are incorporated by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

PROSPECTUS

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

Purchase Contracts

Units

This prospectus contains a general description of securities that may be offered for sale from time to time. The specific terms of the securities, including their offering prices, will be contained in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

All of the securities listed above will be issued by Las Vegas Sands Corp. The common stock of Las Vegas Sands Corp. is listed on the New York Stock Exchange under the trading symbol “LVS.”

Investing in our securities involves risks that are referenced under the heading “Risk Factors” on page 8 of this prospectus.

These securities have not been approved or disapproved by the Securities and Exchange Commission (“SEC”) or any state securities commission nor has the SEC or any state securities commission passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

No gaming regulatory agency has passed upon the accuracy or adequacy of this prospectus or the investment merits of the securities offered hereby. Any representation to the contrary is unlawful.

The date of this prospectus is November 3, 2023.

ABOUT THIS PROSPECTUS

To understand the terms of the securities offered by this prospectus, you should carefully read this prospectus and any applicable prospectus supplement. You should also read the documents referenced under the heading “Where You Can Find More Information” for information on Las Vegas Sands Corp. and its financial statements. Certain capitalized terms used in this prospectus are defined elsewhere in this prospectus.

This prospectus is part of a registration statement that Las Vegas Sands Corp. has filed with the SEC using a “shelf” registration procedure. Under this procedure, we may offer and sell from time to time, any of the following securities, in one or more series:

•	debt securities,

•	preferred stock,

•	common stock,

•	depositary shares,

•	warrants,

•	purchase contracts and

•	units.

As described under the heading “Plan of Distribution,” certain third parties may also offer securities from time to time. The securities may be sold for U.S. dollars, foreign-denominated currency or currency units. Amounts payable with respect to any securities may be payable in U.S. dollars or foreign-denominated currency or currency units as specified in the applicable prospectus supplement.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus.

The prospectus supplement may also contain information about any material U.S. federal income tax considerations relating to the securities covered by the prospectus supplement. Securities may be sold to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold directly or through dealers or agents designated from time to time, which agents may be affiliates of ours. If we, directly or through agents, solicit offers to purchase the securities, we reserve the sole right to accept and, together with our agents, to reject, in whole or in part, any offer.

The prospectus supplement will also contain, with respect to the securities being sold, the names of any underwriters, dealers or agents, together with the terms of the offering, the compensation of any underwriters and the net proceeds to us.

Any underwriters, dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, which we refer to in this prospectus as the “Securities Act.”

As used in this prospectus, unless the context requires otherwise, the terms “we,” “us,” “our,” “Las Vegas Sands” or “the Company” refer to Las Vegas Sands Corp., a Nevada corporation.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended, which we refer to in this prospectus as the “Exchange Act.” You may obtain such SEC filings from the SEC’s website at www.sec.gov.

As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, exhibits and schedules for more information about us and the securities. The registration statement, exhibits and schedules are available through the SEC’s website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information we have filed with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information we file with the SEC will automatically update and supersede this information. The following documents have been filed by us with the SEC and are incorporated by reference into this prospectus:

•

Our Annual Report on Form 10-K for the year ended December 31, 2022 (filed February  3, 2023), including portions of our Definitive Proxy Statement on Schedule 14A for the 2023 annual meeting of stockholders (filed March 31, 2023) to the extent specifically incorporated by reference therein;

•	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2023 (filed April 21, 2023), June 30, 2023 (filed July 21, 2023) and September 30, 2023 (filed October 20, 2023);

•

Our Current Reports on Form 8-K filed on January 31, 2023 (Item 1.01 and 9.01), February 22, 2023 (Item 5.02), March 23, 2023 (Item 1.01), May 12, 2023 (Item 1.01 and 9.01), May 12, 2023 (Item 5.07) and

•

The description of the common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on December 8, 2004, and any amendment or report filed for the purpose of updating any such description.

All documents and reports we file with the SEC (other than any portion of such filings that are furnished under applicable SEC rules rather than filed) under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus until the termination of the offering under this prospectus shall be deemed to be incorporated in this prospectus by reference. The information contained on or accessible through our website (www.sands.com) is not incorporated into this prospectus.

You may request a copy of these filings, other than an exhibit to these filings unless we have specifically included or incorporated that exhibit by reference into the filing, from the SEC as described under “Where You Can Find More Information” or, at no cost, by writing or telephoning Las Vegas Sands at the following address:

Las Vegas Sands Corp.

5420 S. Durango Dr.

Las Vegas, Nevada 89113

Attention: Investor Relations

Telephone: (702) 923-9000

You should rely only on the information contained or incorporated by reference in this prospectus, the prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize. We have not authorized any person, including any underwriter, salesperson or broker, to provide information other than that provided in this prospectus, the prospectus supplement, any free writing prospectus that we authorize or any pricing supplement that we authorize. We have not authorized anyone to provide you with different information. We do not take responsibility for, and can provide no assurance as to the reliability of, any information others may give you. We are not making an offer of the securities in any jurisdiction where the offer is not permitted.

You should assume the information in this prospectus, any prospectus supplement, any free writing prospectus that we authorize and any pricing supplement that we authorize is accurate only as of the date on its cover page and any information we have incorporated or will incorporate by reference is accurate only as of the date of such document incorporated by reference.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent a statement contained in this prospectus, any prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not, except as so modified or superseded, be deemed to constitute a part of this prospectus.

STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

This prospectus and the documents incorporated by reference into this prospectus contain forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the discussions of our business strategies and expectations concerning future operations, margins, profitability, liquidity and capital resources. In addition, in certain portions included in this prospectus and the documents incorporated by reference into this prospectus, the words “anticipates,” “believes,” “estimates,” “seeks,” “expects,” “plans,” “intends” and similar expressions, as they relate to our Company or management, are intended to identify forward-looking statements. Although we believe that these forward-looking statements are reasonable, we cannot assure you that any forward-looking statements will prove to be correct. These forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, those discussed under “Risk Factors” or otherwise discussed in our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in our other filings made from time to time with the SEC after the date of the registration statement of which this prospectus is a part. These factors also include, among others, the risks associated with:

•	our ability to maintain our Concession in Macao and gaming license in Singapore;

•	our ability to invest in future growth opportunities, or attempt to expand our business in new markets and new ventures;

•	the ability to execute our previously announced capital expenditure programs and produce future returns;

•

general economic and business conditions internationally, which may impact levels of disposable income, consumer spending, group meeting business, pricing of hotel rooms and retail and mall tenant sales;

•	uncertainty about the pace of recovery of travel and tourism in Asia from the impacts of the COVID-19 pandemic;

•

disruptions or reductions in travel and our operations due to natural or man-made disasters, pandemics, epidemics or outbreaks of infectious or contagious diseases, political instability, civil unrest, terrorist activity or war;

•	the uncertainty of consumer behavior related to discretionary spending and vacationing at our Integrated Resorts (as defined below) in Macao and Singapore;

•	the extensive regulations to which we are subject and the costs of compliance or failure to comply with such regulations;

•

new developments and construction projects at our existing properties (for example, development at our Cotai Strip properties and the MBS Expansion Project (as described in the documents that we have filed with the SEC, including our most recent annual report on Form 10-K and quarterly reports on Form 10-Q));

•

regulatory policies in China or other countries in which our patrons reside, or where we have operations, including visa restrictions limiting the number of visits or the length of stay for visitors from China to Macao, restrictions on foreign currency exchange or importation of currency, and the judicial enforcement of gaming debts;

•	the possibility that the laws and regulations of mainland China become applicable to our operations in Macao and Hong Kong;

•

the possibility that economic, political and legal developments in Macao adversely affect our Macao operations, or that there is a change in the manner in which regulatory oversight is conducted in Macao;

•

our leverage, debt service and debt covenant compliance, including the pledge of certain of our assets (other than our equity interests in our subsidiaries) as security for our indebtedness and ability to refinance our debt obligations as they come due or to obtain sufficient funding for our planned, or any future, development projects;

•	fluctuations in currency exchange rates and interest rates, and the possibility of increased expense as a result;

•	increased competition for labor and materials due to planned construction projects in Macao and Singapore and quota limits on the hiring of foreign workers;

•

our ability to compete for limited management and labor resources in Macao and Singapore, and policies of those governments that may also affect our ability to employ imported managers or labor from other countries;

•	our dependence upon properties primarily in Macao and Singapore for all of our cash flow and the ability of our subsidiaries to make distribution payments to us;

•	the passage of new legislation and receipt of governmental approvals for our operations in Macao and Singapore and other jurisdictions where we are planning to operate;

•	the ability of our insurance coverage to cover all possible losses that our properties could suffer and the potential for our insurance costs to increase in the future;

•	our ability to collect gaming receivables from our credit players;

•	the collectability of our outstanding loan receivable;

•	our dependence on chance and theoretical win rates;

•	fraud and cheating;

•	our ability to establish and protect our intellectual property rights;

•	reputational risk related to the license of certain of our trademarks;

•	the possibility that our securities may be prohibited from being traded in the U.S. securities market under the Holding Foreign Companies Accountable Act;

•	conflicts of interest that arise because certain of our directors and officers are also directors and officers of Sands China;

•

government regulation of the casino industry (as well as new laws and regulations and changes to existing laws and regulations), including gaming license regulation, the requirement for certain beneficial owners of our securities to be found suitable by gaming authorities, the legalization of gaming in other jurisdictions and regulation of gaming on the internet;

•	increased competition in Macao, including recent and upcoming increases in hotel rooms, meeting and convention space, retail space, potential additional gaming licenses and online gaming;

•	the popularity of Macao and Singapore as convention and trade show destinations;

•	new taxes, changes to existing tax rates or proposed changes in tax legislation;

•	the continued services of our key officers;

•	any potential conflict between the interests of our Principal Stockholders and us;

•	labor actions and other labor problems;

•	our failure to maintain the integrity of our information and information systems or comply with applicable privacy and data security requirements and regulations;

•	the completion of infrastructure projects in Macao;

•	limitations on the transfers of cash to and from our subsidiaries, limitations of the pataca exchange markets and restrictions on the export of the renminbi;

•	the outcome of any ongoing and future litigation; and

•	potential negative impacts from environmental, social and governance and sustainability matters.

For additional information about the factors that could cause actual results to differ materially from those described in forward-looking statements, please see the documents that we have filed with the SEC, including our most recent annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and proxy statements.

All future written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us. Readers are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update any forward-looking statements after the date of this report as a result of new information, future events or developments, except as required by federal securities laws.

THE COMPANY

We are the leading global developer and operator of destination properties (“Integrated Resorts”) that feature premium accommodations, world-class gaming, entertainment and retail malls, convention and exhibition facilities, celebrity chef restaurants and other amenities.

We currently own and operate Integrated Resorts in Macao and Singapore. We believe our geographic diversity, best-in-class properties and convention-based business model provide us with the best platform in the hospitality and gaming industry to continue generating growth and cash flow while simultaneously pursuing new development opportunities. Our unique convention-based marketing strategy allows us to attract business travelers during the slower mid-week periods while leisure travelers occupy our properties during the weekends. Our convention, trade show and meeting facilities, combined with the on-site amenities offered at our Macao and Singapore Integrated Resorts, provide flexible and expansive space for meetings, incentives, conventions and exhibitions.

For a description of our business, financial condition, results of operations and other important information regarding our Company, we refer you to our filings with the SEC incorporated by reference in this prospectus. For instructions on how to find copies of these documents, see “Where You Can Find More Information.”

We are organized under the laws of the state of Nevada. Our principal executive office is located at 5420 S. Durango Dr., Las Vegas, Nevada 89113. Our telephone number at that address is (702) 923-9000. Our website address is www.sands.com. The information on our website is not part of this prospectus.

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our Annual Report on Form 10-K for the year ended December  31, 2022 and in our Quarterly Reports on Form 10-Q for the periods ended March 31, 2023, June  30, 2023 and September 30, 2023, all of which are incorporated by reference in this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future.

USE OF PROCEEDS

We will use the net proceeds we receive from the sale of the securities offered by this prospectus for general corporate purposes, unless we specify otherwise in the applicable prospectus supplement. General corporate purposes may include future construction and development projects, additions to working capital, capital expenditures, repayment of debt, the financing of possible acquisitions and investments or stock repurchases.

DESCRIPTION OF THE DEBT SECURITIES

We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.

The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under the indenture, dated as of July 31, 2019, between us and U.S. Bank National Association, trustee, which has been attached as an exhibit. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:

•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;

•	any applicable subordination provisions for any subordinated debt securities;

•	the maturity date(s) or method for determining same;

•	the interest rate(s) or the method for determining same;

•

the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;

•	redemption or early repayment provisions;

•	authorized denominations;

•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;

•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;

•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;

•

whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;

•	the amount of discount or premium, if any, with which the debt securities will be issued;

•	any covenants applicable to the particular debt securities being issued;

•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;

•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;

•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;

•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;

•	any restriction or conditions on the transferability of the debt securities;

•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;

•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;

•

provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•

any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General

We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.

We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Certain Definitions

The following are certain of the terms defined in the indenture:

“Gaming Authority” means any agency, authority, board, bureau, commission, department, office or instrumentality of any nature whatsoever of the United States or foreign government, any state, province or any city or other political subdivision, whether now or hereafter existing, or any officer or official thereof, including without limitation, the Macao Gaming Authorities, the Singapore Gambling Regulatory Authority and any other agency with authority to regulate any gaming operation (or proposed gaming operation) owned, managed or operated by the Company or any of its subsidiaries.

“Gaming Laws” means the gaming laws of a jurisdiction or jurisdictions to which the Company or a Subsidiary of the Company is, or may at any time after the date of the applicable indenture be, subject, including all applicable provisions of all: (1) constitutions, treatises, statutes or laws governing gaming operations (including, without limitation, card club casinos and pari-mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority; (2) any governmental approval relating to any gaming business (including pari-mutuel betting) or enterprise; and (3) orders, decisions, judgments, awards and decrees of any Gaming Authority.

“Gaming Licenses” means every license, franchise or other authorization required to own, lease, operate or otherwise conduct activities of the Company or any of its subsidiaries and the regulations promulgated pursuant thereto, and other applicable federal, state, foreign or local laws.

Mandatory Disposition Pursuant to Gaming Laws

Gaming Authorities in several jurisdictions extensively regulate our casino entertainment operations. The Gaming Authority of any jurisdiction in which we or any of our subsidiaries conduct or propose to conduct gaming may require that a holder of the debt securities or the beneficial owner of the debt securities of a holder be licensed, qualified or found suitable under applicable Gaming Laws. Under the indenture, each person that holds or acquires beneficial ownership of any of the debt securities shall be deemed to have agreed, by accepting such debt securities, that if any such Gaming Authority requires such person to be licensed, qualified or found suitable under applicable Gaming Laws, such holder or beneficial owner, as the case may be, shall apply for a license, qualification or a finding of suitability within the required time period.

Except as described in the applicable prospectus supplement relating to such series of debt securities, if a person required to apply or become licensed or qualified or be found suitable fails to do so, we will have the right, at our election, (1) to require such person to dispose of its debt securities or beneficial interest therein within 30 days of receipt of notice of such finding by the applicable Gaming Authority or such earlier date as may be requested or prescribed by such Gaming Authority or (2) to redeem such debt securities at a redemption price equal to the lesser of:

•	100% of the principal amount thereof;

•	the price at which such person acquired the debt securities; or

•

the fair market value of the debt securities as determined in good faith by the board of directors of the Company, together with, in each case, accrued and unpaid interest to the earlier of the date of redemption or such earlier date as may be required by the Gaming Authority or the date of the finding of unsuitability by such Gaming Authority, which may be less than 30 days following the notice of redemption, if so ordered by such Gaming Authority, or such other price as may be ordered by the Gaming Authority. Immediately upon a determination that a holder or beneficial owner will not be licensed, qualified or found suitable, the holder or beneficial owner will have no further rights (a) to exercise any right conferred by the debt securities, directly or indirectly, through any trustee, nominee or any other person or (b) to receive any interest or other distribution or payment with respect to the debt securities except the redemption price of the debt securities described in this paragraph.

We will notify the trustee in writing of any such redemption as soon as practicable. Under the indenture, we will not be required to pay or reimburse any holder of the debt securities or beneficial owner who is required to apply for such license, qualification or finding of suitability for the costs of the licensure or investigation for such qualification or finding of suitability.

Global Securities

Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF CAPITAL STOCK

The following description of the terms of our common stock and preferred stock sets forth certain general terms and provisions of our common stock and preferred stock, par value $0.001 per share, to which any prospectus supplement may relate. This section also summarizes relevant provisions of Nevada law. The following summary of the terms of our common stock and preferred stock does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of Nevada law and our restated articles of incorporation and our second amended and restated by-laws, copies of which are exhibits to the registration statement of which this prospectus forms a part.

Capital Stock

Our authorized capital stock currently consists of 1,000,000,000 shares of common stock and 50,000,000 shares of preferred stock. As of September 30, 2023, we had 764,490,874 outstanding shares of common stock, including vested and unvested shares of restricted stock and excluding the following shares of common stock:

•	14,453,463 shares of common stock issuable upon the exercise of stock options outstanding as of September 30, 2023, with a weighted-average exercise price of $48.09 per share; and

•	1,816,318 shares of common stock reserved for future awards under our 2004 equity award plan.

•	As of September 30, 2023, there were approximately 304 holders of record of our common stock.

•	As of September 30, 2023, we had no shares of preferred stock outstanding.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. Holders of the common stock do not have any preemptive rights or cumulative voting rights, which means that the holders of a majority of the outstanding common stock voting for the election of directors can elect all directors then being elected. The holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of legally available funds. Upon our liquidation or dissolution, the holders of common stock will be entitled to share ratably in those of our assets that are legally available for distribution to stockholders after payment of liabilities and subject to the prior rights of any holders of preferred stock then outstanding. All of the outstanding shares of common stock are fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of shares of any series of preferred stock that may be issued in the future.

Preferred Stock

We are authorized to issue up to 50,000,000 shares of preferred stock. Our board of directors is authorized, subject to limitations prescribed by Nevada law and our restated articles of incorporation, to determine the terms and conditions of the preferred stock, including whether the shares of preferred stock will be issued in one or more series, the number of shares to be included in each series and the powers, designations, preferences and rights of the shares. Our board of directors also is authorized to designate any qualifications, limitations or restrictions on the shares without any further vote or action by the stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of our Company and may adversely affect the voting and other rights of the holders of our common stock, which could have an adverse impact on the market price of our common stock.

Certain Articles of Incorporation, By-Laws and Statutory Provisions

The provisions of our restated articles of incorporation and second amended and restated by-laws and of Chapter 78 of the Nevada Revised Statutes (“NRS”) summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that you might consider in your best interest, including an attempt that might result in your receipt of a premium over the market price for your shares.

Limitation of Liability of Officers and Directors

Nevada law currently provides that neither our directors nor officers will be personally liable to our Company, our stockholders or our creditors for damages for any act or omission as a director or officer other than in circumstances where both (i) the presumption that the director or officer acted in good faith, on an informed basis and with a view to the interests of the Company has been rebutted; (ii) the act or failure to act of the director or officer is proven to have been a breach of his or her fiduciary duties as a director or officer; and (iii) such breach is proven to have involved intentional misconduct, fraud or a knowing violation of law.

As a result, neither we nor our stockholders have the right, through stockholders’ derivative suits on our behalf, to recover damages against a director or officer as a result of an act or failure to act in his or her capacity as a director or officer, except where the standards described above are met. Nevada law allows the articles of incorporation of a corporation to provide for greater liability of the corporation’s directors and officers. Our restated articles of incorporation do not provide for such expanded liability.

Special Meetings of Stockholders

Our restated articles of incorporation and second amended and restated by-laws provide that special meetings of stockholders may be called only by the chairman or by a majority of the members of our board. Stockholders are not permitted to call a special meeting of stockholders, to require that the chairman call such a special meeting, or to require that our board request the calling of a special meeting of stockholders.

Stockholder Action; Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our restated articles of incorporation provide that stockholders may not take action by written consent unless this action and the taking of such action by written consent have been expressly approved by the board of directors, and otherwise may only take action at duly called annual or special meetings. In addition, our second amended and restated by-laws establish advance notice procedures for:

•	stockholders to nominate candidates for election as a director; and

•	stockholders to propose topics for consideration at stockholders’ meetings.

Stockholders must notify our corporate secretary in writing prior to the meeting at which the matters are to be acted upon or directors are to be elected. The notice must contain the information specified in our second amended and restated by-laws. To be timely, the notice must be received at our corporate headquarters not less than 90 days nor more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting of stockholders. If the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary of the preceding year’s annual meeting, notice by the stockholder, to be timely, must be received not earlier than the 120th day prior to the annual meeting and not later than the later of the 90th day prior to the annual meeting or the 10th day following the day on which we notify stockholders of the date of the annual meeting, either by mail or other public disclosure. In the case of a special meeting of stockholders called to elect directors, the stockholder notice must be received not earlier than 120 days prior to the special meeting and not later than the later of the 90th day prior to the special meeting or 10th day following the day on which we notify stockholders of the date of the special meeting, either by mail or other public disclosure. These provisions may preclude some stockholders from bringing matters before the stockholders at an annual or special meeting or from nominating candidates for director at an annual or special meeting.

Election and Removal of Directors

Each director shall be elected to hold office for a term expiring at the next annual meeting of stockholders and until the election and qualification of his or her successor in office or such director’s earlier death, resignation, disqualification or removal from office. A director may be removed from office at any time, but only for cause and only by the affirmative vote of at least 66 2⁄3% of the total voting power of our outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class. Our board of directors is authorized to elect a director to fill a newly created directorship resulting from any increase in the authorized number of directors or to fill any vacancies on our board resulting from death, resignation, disqualification, removal from office or other cause.

Nevada Anti-Takeover Statutes

Combinations with Interested Stockholders

Pursuant to our restated Articles of Incorporation, we have opted out of the “business combination” provisions Sections 78.411 through 78.444, inclusive, of the NRS regulating corporate takeovers. These statutes prevent certain Nevada corporations, under certain circumstances, from engaging in various “combination” transactions with any “interested stockholder” for a period of up to four years after the date of the transaction in which the person became an interested stockholder, unless the combination or transaction by which the person first became an interested stockholder was approved in advance by the board of directors. An “interested stockholder” for purposes of these provisions is defined as a beneficial owner of 10% or more of the voting power of the corporation, including an affiliate or associate of the corporation that, within two years prior to the combination, beneficially owned such percentage of the voting power. Where the person becoming an interested stockholder was not approved in advance by the board of directors, the Nevada business combination statute imposes a basic moratorium of two years on business combinations unless they are approved by the board of directors and stockholders owning at least 60% of the outstanding voting power not beneficially owned by the interested stockholder and its affiliates and associates. After the two-year period, but before four years, combinations remain prohibited but may also be permitted if the interested stockholder satisfies certain requirements with respect to the aggregate consideration to be received by holders of outstanding shares in the combination.

With the approval of our stockholders, we may amend our articles of incorporation in the future to become governed by NRS Sections 78.411 to 78.444, inclusive.

Acquisitions of Controlling Interests

NRS Sections 78.378 to 78.3793, inclusive, provides that, in certain circumstances, a stockholder who acquires a controlling interest in a Nevada corporation having at least 200 stockholders of record (including at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation) from voting its “control shares” in the issuing corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the issuing corporation’s disinterested stockholders or unless the issuing corporation amends its articles of incorporation or bylaws within 10 days following the acquisition to provide that these sections do not apply to the corporation or to an acquisition of a controlling interest, specifically by types of existing or future stockholders, whether or not identified. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power of a corporation. Generally, once an acquirer crosses one of the foregoing thresholds, those shares acquired in an acquisition or offered to acquire in an acquisition and acquired within 90 days immediately preceding the date that the acquirer crosses one of the thresholds become “control shares,” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. In addition, the corporation, if provided in its articles of incorporation or bylaws in effect on the tenth day following the acquisition of a controlling interest, may cause the redemption of all of the control shares at the average price paid for such shares if the stockholders do not accord the control shares full voting rights. If control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who did not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights. Our board of directors may unilaterally avoid the statute’s burdens on an acquisition of control shares by amending our by-laws either before or within ten days after the relevant acquisition of such control shares. In addition, the articles of incorporation or bylaws of a Nevada corporation may impose stricter requirements than those of NRS 78.378 to 78.3793. Presently, neither our restated articles of incorporation nor our second amended and restated by-laws opt out of this statute.

Amendment to Certain Articles of Incorporation and By-Law Provisions

Our restated articles of incorporation provide that amendments to certain provisions of the articles will require the affirmative vote of the holders of at least 66 2⁄3% of the outstanding shares of our voting stock, namely:

•	the provisions requiring a 66 2⁄3% stockholder vote for removal of directors;

•	the provisions requiring a 66 2⁄3% stockholder vote for the amendment, repeal or adoption of our by-law provisions (described below);

•	the provisions requiring a 66 2⁄3% stockholder vote for the amendment of certain provisions of our articles of incorporation; and

•	the provisions prohibiting stockholder action by written consent except under certain circumstances.

In addition, our restated articles of incorporation and second amended and restated by-laws provide that our by-laws are subject to adoption, amendment or repeal either by a majority of the members of our board of directors or the affirmative vote of the holders of not less than 66 2⁄3% of the outstanding shares of our voting stock voting as a single class.

The 66 2⁄3% vote will allow the holders of a minority of our voting securities to prevent the holders of a majority or more of our voting securities from amending certain provisions of our restated articles of incorporation and our second amended and restated by-laws.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Equiniti Trust Company, LLC. Its telephone number is (800) 937-5449.

Listing

Our common stock is listed on the New York Stock Exchange under the symbol “LVS.”

DESCRIPTION OF THE DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares rather than full shares of the preferred stock of a series. In the event that we determine to do so, we will issue receipts for depositary shares, each of which will represent a fraction (to be set forth in the prospectus supplement relating to a particular series of preferred stock) of a share of a particular series of preferred stock as more fully described below.

The shares of any series of preferred stock represented by depositary shares will be deposited under one or more deposit agreements among us, a depositary to be named in the applicable prospectus supplement, and the holders from time to time of depositary receipts issued thereunder. Subject to the terms of the applicable deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented thereby (including, as applicable, dividend, voting, redemption, subscription and liquidation rights).

The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement. Depositary receipts will be distributed to those persons purchasing the fractional shares of the related series of preferred stock.

The following description sets forth certain general terms and provisions of the depositary shares to which any prospectus supplement may relate. The particular terms of the depositary shares to which any prospectus supplement may relate and the extent, if any, to which such general provisions may apply to the depositary shares so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the depositary shares or the deposit agreement described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement relating to such deposited shares. The forms of deposit agreement and depositary receipt will be filed as exhibits to the documents incorporated or deemed to be incorporated by reference in this prospectus.

The following summary of certain provisions of the depositary shares and deposit agreement does not purport to be complete and is subject to, and is qualified in its entirety by express reference to, all the provisions of the deposit agreement and the applicable prospectus supplement, including the definitions.

Immediately following our issuance of shares of a series of preferred stock that will be offered as fractional shares, we will deposit the shares with the depositary, which will then issue and deliver the depositary receipts to the purchasers thereof. Depositary receipts will only be issued evidencing whole depositary shares. A depositary receipt may evidence any number of whole depositary shares.

Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay, and such temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the related series of preferred stock to the record holders of depositary shares relating to the series of preferred stock in proportion to the number of the depositary shares owned by the holders.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares entitled thereto in proportion to the number of depositary shares owned by the holders, unless the depositary determines that the distribution cannot be made proportionately among the holders or that it is not feasible to make the distributions, in which case the depositary may, with our approval, adopt any method as it deems equitable and practicable for the purpose of effecting the distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, at the place or places and upon those terms as it may deem proper.

The amount distributed in any of the foregoing cases will be reduced by any amounts required to be withheld by us or the depositary on account of taxes or other governmental charges.

Redemption of Depositary Shares

If any series of the preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any redemption, in whole or in part, of the series of the preferred stock held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of the preferred stock. If we redeem shares of a series of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or substantially equivalent method determined by the depositary.

After the date fixed for redemption, the depositary shares so called for redemption will no longer be deemed to be outstanding and all rights of the holders of the depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares. Any funds deposited by us with the depositary for any depositary shares that the holders thereof fail to redeem will be returned to us after a period of two years from the date the funds are so deposited.

Voting the Underlying Preferred Stock

Upon receipt of notice of any meeting at which the holders of any series of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the series of preferred stock. Each record holder of the depositary shares on the record date (which will be the same date as the record date for the related series of preferred stock) will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of the series of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote or cause to be voted the number of shares of preferred stock represented by the depositary shares in accordance with the instructions, provided the depositary receives the instructions sufficiently in advance of the meeting to enable it to so vote or cause to be voted the shares of preferred stock, and we will agree to take all reasonable action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting shares of the preferred stock to the extent it does not receive specific instructions from the holders of depositary shares representing the preferred stock.

Withdrawal of Stock

Upon surrender of the depositary receipts at the corporate trust office of the depositary and upon payment of the taxes, charges and fees provided for in the deposit agreement and subject to the terms thereof, the holder of the depositary shares evidenced thereby will be entitled to delivery at such office, to or upon his or her order, of the number of whole shares of the related series of preferred stock and any money or other property, if any, represented by the depositary shares. Holders of depositary shares will be entitled to receive whole shares of the related series of preferred stock, but holders of the whole shares of preferred stock will not thereafter be entitled to deposit the shares of preferred stock with the depositary or to receive depositary shares therefor. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of the related series of preferred stock to be withdrawn, the depositary will deliver to the holder or upon his or her order at the same time a new depositary receipt evidencing the excess number of depositary shares.

Amendment and Termination of a Deposit Agreement

The form of depositary receipt evidencing the depositary shares of any series and any provision of the applicable deposit agreement may at any time and from time to time be amended by agreement between us and the depositary. However, any amendment that materially adversely alters the rights of the holders of depositary shares of any series will not be effective unless the amendment has been approved by the holders of at least a majority of the depositary shares of the series then outstanding. Every holder of a depositary receipt at the time the amendment becomes effective will be deemed, by continuing to hold the depositary receipt, to be bound by the deposit agreement as so amended. Notwithstanding the foregoing, in no event may any amendment impair the right of any holder of any depositary shares, upon surrender of the depositary receipts evidencing the depositary shares and subject to any conditions specified in the deposit agreement, to receive shares of the related series of preferred stock and any money or other property represented thereby, except in order to comply with mandatory provisions of applicable law. The deposit agreement may be terminated by us at any time upon not less than 60 days prior written notice to the depositary, in which case, on a date that is not later than 30 days after the date of the notice, the depositary shall deliver or make available for delivery to holders of depositary shares, upon surrender of the depositary receipts evidencing the depositary shares, the number of whole or fractional shares of the related series of preferred stock as are represented by the depositary shares. The deposit agreement shall automatically terminate after all outstanding depositary shares have been redeemed or there has been a final distribution in respect of the related series of preferred stock in connection with any liquidation, dissolution or winding up of us and the distribution has been distributed to the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and the governmental charges arising solely from the existence of the depositary arrangements. We will pay the charges of the depositary, including charges in connection with the initial deposit of the related series of preferred stock and the initial issuance of the depositary shares and all withdrawals of shares of the related series of preferred stock, except that holders of depositary shares will pay transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us written notice of its election to do so, and we may at any time remove the depositary. Any resignation or removal will take effect upon the appointment of a successor depositary, which successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Miscellaneous

The depositary will forward to the holders of depositary shares all reports and communications from us that are delivered to the depositary and which we are required to furnish to the holders of the related preferred stock.

The depositary’s corporate trust office will be identified in the applicable prospectus supplement. Unless otherwise set forth in the applicable prospectus supplement, the depositary will act as transfer agent and registrar for depositary receipts and if shares of a series of preferred stock are redeemable, the depositary will also act as redemption agent for the corresponding depositary receipts.

DESCRIPTION OF THE WARRANTS

The following description of the terms of the warrants sets forth certain general terms and provisions of the warrants to which any prospectus supplement may relate. We may issue warrants for the purchase of senior debt securities, subordinated debt securities, preferred stock, depositary shares or common stock. Warrants may be issued independently or together with debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of such warrants. Holders of warrants for debt securities will be subject to all of the provisions of the section entitled “Description of the Debt Securities — Mandatory Disposition Pursuant to Gaming Laws.”

Debt Warrants

The prospectus supplement relating to a particular issue of debt warrants will describe the terms of such debt warrants, including the following:

•	the title of such debt warrants;

•	the offering price for such debt warrants, if any;

•	the aggregate number of such debt warrants;

•	the designation and terms of the debt securities purchasable upon exercise of such debt warrants;

•	if applicable, the designation and terms of the debt securities with which such debt warrants are issued and the number of such debt warrants issued with each such debt security;

•	if applicable, the date from and after which such debt warrants and any debt securities issued therewith will be separately transferable;

•

the principal amount of debt securities purchasable upon exercise of a debt warrant and the price at which such principal amount of debt securities may be purchased upon exercise (which price may be payable in cash, securities or other property);

•	the date on which the right to exercise such debt warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such debt warrants that may be exercised at any one time;

•	whether the debt warrants represented by the debt warrant certificates or debt securities that may be issued upon exercise of the debt warrants will be issued in registered or bearer form;

•	information with respect to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;
•	the antidilution or adjustment provisions of such debt warrants, if any;

•	the redemption or call provisions, if any, applicable to such debt warrants; and

•	any additional terms of such debt warrants, including terms, procedures, and limitations relating to the exchange and exercise of such debt warrants.

Stock Warrants

The prospectus supplement relating to any particular issue of depositary share warrants, preferred stock warrants or common stock warrants will describe the terms of such warrants, including the following:

•	the title of such warrants;

•	the offering price for such warrants, if any;

•	the aggregate number of such warrants;

•	the designation and terms of the offered securities purchasable upon exercise of such warrants;

•	if applicable, the designation and terms of the offered securities with which such warrants are issued and the number of such warrants issued with each such offered security;

•	if applicable, the date from and after which such warrants and any offered securities issued therewith will be separately transferable;

•	the number of shares of common stock, preferred stock or depositary shares purchasable upon exercise of a warrant and the price at which such shares may be purchased upon exercise;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	the antidilution or adjustment provisions of such warrants, if any;

•	the redemption or call provisions, if any, applicable to such warrants; and

•	any additional terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF THE PURCHASE CONTRACTS

We may issue, from time to time, purchase contracts, including contracts obligating holders to purchase from us and us to sell to the holders, a specified principal amount of senior debt securities, subordinated debt securities, shares of common stock or preferred stock, depositary shares, government securities, or any of the other securities that we may sell under this prospectus at a future date or dates. The consideration payable upon settlement of the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by a specific reference to a formula set forth in the purchase contracts. The purchase contracts may be issued separately or as part of units consisting of a purchase contract and other securities or obligations issued by us or third parties, including United States treasury securities, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or units or vice versa, and the payments may be unsecured or prefunded on some basis. The purchase contracts may require holders to secure their obligations under the purchase contracts. Holders of purchase contracts for debt securities will be subject to all of the provisions of the section entitled “Description of the Debt Securities — Mandatory Disposition Pursuant to Gaming Laws.”

The prospectus supplement related to any particular purchase contracts will describe, among other things, the material terms of the purchase contracts and of the securities being sold pursuant to such purchase contracts, a discussion, if appropriate, of any special United States federal income tax considerations applicable to the purchase contracts and any material provisions governing the purchase contracts that differ from those described above. The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF THE UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit may also include debt obligations of third parties, such as U.S. Treasury securities. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date or other specific circumstances occur. To the extent that units include debt securities, holders of the units will be subject to all of the provisions of the section entitled “Description of the Debt Securities — Mandatory Disposition Pursuant to Gaming Laws.”

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on the New York Stock Exchange or other stock exchange or trading market, or sales made through a market maker other than on an exchange or other similar offerings through sales agents; or

•	otherwise through a combination of any of the above methods of sale.

We may also issue common stock for cash or other consideration upon the exercise of outstanding warrants and other securities.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short themselves and deliver the shares to close out short positions;

•

enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any other offering expenses;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

LEGAL MATTERS

Certain legal matters in connection with the offered debt securities, depositary shares, warrants, purchase contracts and units will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Certain legal matters with respect to the offered common stock and preferred stock and with respect to Nevada corporate law will be passed upon for us by D. Zachary Hudson, Esq., Executive Vice President and Global General Counsel of the Company.

EXPERTS

The financial statements of the Company as of December 31, 2022 and 2021, and for each of the three years in the period ended December 31, 2022, included in this prospectus and elsewhere in the registration statement, and the effectiveness of the Company’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports appearing herein and elsewhere in the registration statement. Such financial statements are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Las Vegas Sands Corp.

$2,000,000,000 of Common Stock

PRELIMINARY PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Goldman Sachs & Co. LLC	BofA Securities

November    , 2023